 Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☒	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

CLECO CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Cleco Corporation
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Cleco Corporation
Commission File No.: 001-15759

On October 20, 2014, Bruce A. Williamson, Chairman, President and CEO of Cleco Corporation, sent the following email to all employees.

Subject: Cleco Enters Transaction

We are pleased to share some important news with you about our company. Today, Cleco announced a transaction that we believe will greatly benefit our company, employees, retirees, customers, communities and shareholders. Importantly, this transaction preserves Cleco’s heritage as an independent, Louisiana electric utility, and it allows Cleco Power to build on its success as a safe, reliable, cost-competitive electric provider to communities around Louisiana.

In particular, we have announced an agreement under which Cleco Corporation will be acquired for $55.37 per share in cash by a group of North-American investors led by Macquarie Infrastructure Real Assets (MIRA) and British Columbia Investment Management Corporation (bcIMC), together with John Hancock Financial and other infrastructure investors.

As you know, earlier this year, we announced that we had received indications of interest from third parties with respect to a strategic transaction.  As we evaluated these indications and the opportunities available to the company, we were guided by a number of important considerations that were critical to our business and to Cleco’s core values.  At the top of this list was ensuring that any potential partner understood the relationship between Cleco and its employees, retirees and communities.  It was also important to us that any potential partner believed in Cleco’s long-term strategy and was committed to helping us achieve continued growth.  The transaction announced today provides Cleco with just such partners.  These are long-term investors who share a philosophy of investing in high-quality infrastructure and other essential assets over the long-term.  They have a strong record as investors in other large utility companies in the United States and around the world, supporting those stand-alone businesses in their efforts to grow and prosper.

As you know, Cleco doesn't just keep the lights on. We play an important role in people's lives and help drive the economic vitality of the communities we serve throughout 23 parishes. Our new partners recognize this, and as part of the transaction, they have made broad commitments to preserve employment levels, employee pay levels and benefits, retiree benefits, customer service levels and our long-standing community and economic development initiatives.  For example, following the close of the transaction:

•	Employee headcount, salaries and benefits will remain substantially consistent with or better than current levels, in the aggregate, across the company for two years.

•	There will be no material changes to the pension plan, to pension plan design or to current benefits for retiree medical plan participants for two years.

•	The transaction will not affect residential or commercial rates for electricity.

•	Cleco will maintain capital investment, transmission, maintenance and procurement practices.

•	Investments will be made in vegetation management and pole replacement to maintain or improve service reliability.

•
A charitable foundation will be established to make charitable contributions consistent with Cleco’s current practices.  Annual charitable contributions from the new Cleco foundation will meet or exceed current charitable contributions.

•	Current levels of funding will be maintained for state and local economic development organizations.

•	Cleco will also continue to invest corporate resources and employee volunteer hours to help strengthen our local communities.

Our new partners are also committed to preserving Cleco’s Louisiana heritage with local management and local operations.

•
In addition to maintaining current employment levels, Cleco will be managed locally and will have Louisiana residents on its board of directors as we have had in the past. The agreement provides for at least four directors from Louisiana including the chair.

•	Upon closing of the transaction, Darren is expected to become president and CEO of Cleco, and Keith Crump and Bill Fontenot are expected to remain in senior leadership roles.

•
Additional details regarding the management team and board of directors will be provided over the coming months as we move closer to the transaction’s closing, which is currently expected in the second half of 2015.

•	Cleco Power will remain a Louisiana utility, will continue to operate as a stand-alone company, and its headquarters will remain in Pineville.

•
We will maintain our customer service and support functions in Louisiana, including our call center in Pineville, as well as management of generation operations, distribution, transmission and storm restoration.

•	Cleco will continue to operate under the “Cleco” brand and name.

Pursuing our long-term strategy of growing Cleco Power remains a top priority.  We have seen unprecedented growth over the past 10 years, and Cleco has a promising future.  There are challenges ahead as all of us in the energy industry work to ensure a sustainable future, but we also see significant opportunities.  This transaction will allow Cleco Power to pursue its strategy and focus on the long-term without the scrutiny and pressures that come with being a publicly traded company, including quarterly earnings and demanding short-term market expectations. We believe operating as an independent, private business puts Cleco in the best position possible for long-term success.

Darren, Bill, Keith and representatives of MIRA will be holding town hall meetings over the next few days.  In addition, Bruce, Wade, Tom and Judy will be holding meetings throughout today in the Pineville area. We would encourage you to ask questions and engage with these groups. There are documents located on Cleconet.com that will offer additional information, and a page designated for this transaction can be found on Cleco.com. In addition, there is a link to the press release at the bottom of this email, and a schedule of town hall meetings that will begin later today. There will be opportunities to ask questions in face-to-face meetings, and you can submit questions to employeeinformation@cleco.com or anonymously via Cleconet.com. These questions and answers will be added to the frequently asked questions currently located on the Intranet.

In terms of next steps, there are a number of approvals that are required before the transaction can close.

In the meantime, it should be business as usual for the vast majority of employees across the company.  Indeed, while the corporate structure is changing, most things are staying the same, and we expect this transaction to be largely seamless to our employees and our customers.

We will keep you informed as appropriate and as we move toward the closing.  Please stay focused on performing your jobs safely and serving our customers with the same great service they have come to expect from us. Cleco has had a very successful past and this transaction positions us to build on that legacy and secure an even brighter future.

Bruce Williamson

Darren Olagues

http://investors.cleco.com/phoenix.zhtml?c=82212&p=RssLanding&cat=news&id=1979148

Forward-Looking Statements
Statements in this communication include “forward-looking statements” about future events, circumstances and results within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including, without limitation, statements containing the words “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and similar expressions, are statements that could be deemed forward-looking statements. These statements are based on the current expectations of Cleco’s management.

Although Cleco believes that the expectations reflected in such forward-looking statements are reasonable, such forward-looking statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks and uncertainties that could cause the actual results and events in future periods to differ materially from Cleco’s expectations and those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; or could otherwise cause the failure of the merger to close, including the failure to obtain shareholder approval for the proposed merger; (ii) the failure to obtain regulatory approvals required for the merger, or required regulatory approvals delaying the merger or causing the parties to abandon the merger; (iii) the failure to obtain any financing necessary to complete the merger; (iv) risks related to disruption of management’s attention from Cleco’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Cleco and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the fact that actual or expected credit ratings of Cleco or any of its affiliates, or otherwise relating to the merger, may be different from what the parties expect; (viii) the effect of the announcement of the proposed merger on Cleco’s relationships with its customers, operating results and business generally; (ix) the amount of the costs, fees, expenses and charges related to the proposed merger; (x) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Cleco that could interfere with the proposed merger; (xi) future regulatory or legislative actions that could adversely affect Cleco; and (xii) other economic, business and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Cleco. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on any forward-looking statements.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Cleco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 25, 2014, under the headings Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in subsequently filed Forms 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to Cleco or persons acting on its behalf are expressly qualified in their entirety by the factors identified above. The forward-looking statements represent Cleco’s views as of the date on which such statements were made and Cleco undertakes no obligation to update any forward-looking statements, whether as a result of changes in actual results, change in assumptions, or other factors affecting such statements.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed merger, Cleco will file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement, and may file other relevant documents with the SEC. The definitive proxy statement will be mailed to Cleco’s shareholders. This communication does not constitute a solicitation of any vote or approval. Before making any voting decision, Cleco’s shareholders are urged to read the definitive proxy statement in its entirety when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the definitive proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of the definitive proxy statement, when available, and other relevant documents filed by Cleco with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the definitive proxy statement, when available, and other relevant documents from Cleco’s website at http://www.cleco.com or by directing a request to: Cleco Corporation, P.O. Box 5000, Pineville, LA 71361-5000, Attn: Shareholder Assistance, (800) 253-2652.

Participants in the Solicitation

Cleco and its directors, executive officers and certain other members of management and employees may be deemed to be “participants” in the solicitation of proxies from the shareholders of Cleco in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Cleco in connection with the proposed merger, which may be different than those of Cleco’s shareholders generally, will be set forth in the proxy statement and other relevant documents to be filed with the SEC. Shareholders can find information about Cleco and its directors and executive officers and their ownership of Cleco’s common stock in Cleco’s definitive proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on March 14, 2014, and in subsequently filed Form 4s of directors and executive officers filed with the SEC.